                              COASTCAST CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)




                                                              Three Months                   Nine Months
                                                           Ended September 30,           Ended September 30,
                                                      ----------------------------  ----------------------------
                                                          1996           1995           1996           1995
                                                      ------------   -------------  ------------   -------------

Common stock outstanding at beginning of period         8,788,499      9,091,994      8,734,694      9,091,994
   Repurchase of common stock                             (13,100)            -         (13,800)            -
   Exercise of options                                      2,491             -          56,996             -
                                                    -------------- -------------- -------------- --------------
Common stock outstanding at end of period               8,777,890      9,091,994      8,777,890      9,091,994
                                                    -------------- -------------- -------------- --------------
                                                    -------------- -------------- -------------- --------------



Weighted average shares outstanding                     8,788,476      9,091,994      8,771,111      9,091,994

Dilutive effect of stock options after
   application of treasury stock method                   298,858         49,053        292,965         56,087
                                                    -------------- -------------- -------------- --------------
         Total                                          9,087,334      9,141,047      9,064,076      9,148,081
                                                    -------------- -------------- -------------- --------------
                                                    -------------- -------------- -------------- --------------

Net income                                           $  4,867,000   $     41,000   $ 13,389,000   $  3,787,000
                                                    -------------- -------------- -------------- --------------
                                                    -------------- -------------- -------------- --------------

Net income per common and common
   equivalent share                                        $  .54         $  .00        $  1.48        $  .41
                                                           -------        -------       --------       -------

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                                   Exhibit 11.1



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